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                     [Letterhead of David J. Lubben, Esq.]



                                                                       Exhibit 5


Board of Directors
United HealthCare Corporation
300 Opus Center
9900 Bren Road East
Minnetonka, Minnesota 55343

     Re:  Registration Statement on Form S-3 (Universal Shelf)


Ladies and Gentlemen:

          As General Counsel of United HealthCare Corporation, a Minnesota corporation (the "Company"), I am familiar with the affairs of the Company. This opinion is being delivered in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offer and sale from time to time by the Company of (i) its unsecured debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), in one or more series; (ii) shares of its preferred stock, $.001 par value per share (the "Preferred Stock"), in one or more series; and (iii) shares of its common stock, par value $.01 per share (the "Common Stock"), for an aggregate initial public offering price of up to $200,000,000. The Debt Securities, Preferred Stock, and Common Stock are referred to herein collectively as the "Securities."

          I and members of my staff have examined such documents, including resolutions adopted by the Board of Directors with respect to the Registration Statement and the Securities (the "Resolutions"), and have reviewed such questions of law, as I have deemed necessary for the purposes of rendering the opinions set forth below. In rendering the opinions set forth below, I have assumed, with respect
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to all parties to agreements or instruments relevant hereto other than the
Company, that such parties had or will have the requisite power and authority (corporate and otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been or will have been duly authorized by all requisite action (corporate and otherwise), executed and delivered by such parties and that such agreements or instruments are or will be the valid, binding and enforceable obligations of such parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the forms of Indentures filed as Exhibits 4.1 and 4.2 to the Registration Statement (each, an "Indenture").

          Based on the foregoing, I am of the opinion that:

          1. When the issuance of a series of Debt Securities has been authorized by the Board of Directors or has been authorized by officers of the Company pursuant to authority granted in the Resolutions, the applicable Indenture has been executed and delivered by the Company and the applicable Trustee in substantially the form filed as an exhibit to the Registration Statement, and the specific terms of such series of Debt Securities have been specified in a supplemental indenture or an Officer's Certificate which has been executed and delivered to such Trustee by an authorized officer of the Company in accordance with the terms of such Indenture, such series of Debt Securities will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such Indenture and delivered against payment therefor pursuant to the terms described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

          2. When the issuance of a series of Preferred Stock has been authorized by the Board of Directors or has been authorized by officers of the Company pursuant to authority granted in the Resolutions, the rights and preferences of such series of Preferred Stock have been specified in a Certificate of Designations duly adopted by the Board of Directors in substantially the form filed as an exhibit to the Registration Statement, and such Certificate of Designations has been duly filed with the Secretary of State of the State of Minnesota, such series of Preferred Stock will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          3. When a particular issuance of shares of Common Stock has been authorized by the Board of Directors or has been authorized by officers of the Company pursuant to authority granted in the Resolutions, such Common Stock will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.
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          The opinions set forth above are subject to the following
qualifications and exceptions:

              (a) The opinions in paragraph 1 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

              (b) In rendering the opinions set forth above, I have assumed that, at the time of the issuance and delivery of a series of Securities, the Resolutions will not have been modified or rescinded and there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities.

          The opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America.

          I hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the caption " Legal Matters" contained in the Prospectus included therein.


Dated: January 20, 1998


                                    Very truly yours,



                                    /s/ David J. Lubben